UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On January 22, 2014, Cohen & Steers, Inc. (the “Company”) issued a press release regarding the Company's earnings and business for the quarter and year ended December 31, 2013. A copy of the press release issued by the Company is attached as Exhibit 99.1. All information in the press release is furnished, but not filed.
In the attached press release, the Company discloses earnings per share attributable to common shareholders for the year ended December 31, 2013 adjusted to exclude the effect of previously disclosed expenses primarily related to the offering of Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.
In the attached press release, the Company discloses earnings per share attributable to common shareholders for the year ended December 31, 2012 adjusted to exclude the effect of previously disclosed expenses primarily related to the offering of Cohen & Steers Limited Duration Preferred and Income Fund, Inc.
The Company's management believes that the presentation of earnings per share attributable to common shareholders, excluding the aforementioned items, enhances understanding of the Company's operating performance by providing additional insights into the Company's business and facilitates the comparability of the Company's results period to period.
A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While the Company's management believes that this non-GAAP financial information is useful in evaluating the Company's operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: January 22, 2014	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated January 22, 2014 issued by the Company with respect to the Company's earnings and business for the quarter and year ended December 31, 2013.